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                                                                    EXHIBIT 99.1


                     [SI FINANCIAL GROUP, INC. LETTERHEAD]

                                                                EARNINGS RELEASE
================================================================================
                                                                  (NASDAQ: SIFI)

SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007

WILLIMANTIC, CONNECTICUT--OCTOBER 24, 2007. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $128,000, or $0.01 basic and diluted earnings per common share, for the quarter ended September 30, 2007 versus net income of $557,000, or $0.05 basic and diluted earnings per common share, for the quarter ended September 30, 2006. Net income for the nine months ended September 30, 2007 was $954,000, or $0.08 basic and diluted earnings per common share, compared to $2.1 million, or $0.18 basic and diluted earnings per common share, for the nine months ended September 30, 2006. Lower net income for the three and nine months ended September 30, 2007 resulted from an increase in noninterest expenses, a decline in net interest and dividend income (for the nine-month period) and an increase in the provision for loan losses, offset by an increase in noninterest income and a decrease in the provision for income taxes. During the quarter ended September 30, 2007, the Company provided $520,000 in the provision for loan losses to recognize the general slow down in the construction and housing markets and recognized a $215,000 loss on the sale of investment securities, in order to reinvest the proceeds into longer-term and higher-yielding securities.

Net interest and dividend income remained unchanged at $5.5 million for the three months ended September 30, 2007 and 2006 and decreased 6.0% to $16.1 million for the nine months ended September 30, 2007 from $17.2 million for the nine months ended September 30, 2006. Lower net interest and dividend income for the nine months ended September 30, 2007 resulted from a higher cost of funds principally due to interest rates paid on deposit accounts and greater volume of interest-bearing liabilities, offset by an increase in the average balance of loans.

The provision for loan losses increased $379,000 and $194,000 for the three and nine months ended September 30, 2007, respectively. The ratio of the allowance for loan losses to total loans increased from 0.73% at September 30, 2006 to 0.84% at September 30, 2007. At September 30, 2007, nonperforming loans totaled $3.4 million, consisting of $2.4 million in commercial construction loans and $721,000 in commercial business loans, compared to $903,000 at September 30, 2006. For the three months ended September 30, 2007, net loan recoveries were $1,000, compared to net loan charge-offs of $171,000 for the nine months ended September 30, 2007. Net loan charge-offs were $29,000 and $30,000 for the three and nine months ended September 30, 2006, respectively. While the Company has no direct exposure to sub-prime mortgages, the current real estate environment has negatively impacted the market for residential and condominium construction and development lending. As a result, the Company has increased its provision for loan losses on this portion of the loan portfolio during the third quarter of 2007.

Noninterest income was $2.2 million for the quarter ended September 30, 2007 compared to $2.0 million for the quarter ended September 30, 2006. Noninterest income was $6.9 million for the first nine months of 2007 compared to $6.1 million for the same period in 2006. Contributing to the increase in noninterest income for the three and nine months ended September 30, 2007, were increases in wealth management fees of $104,000 and $326,000, respectively, and service fees of $84,000 and $42,000, respectively. Wealth management fees were higher principally due to growth in the market value of assets under administration. Increases in service fees for the three and nine months ended September 30, 2007 relate to fees associated with a new deposit product and electronic banking usage. The quarter ended September 30, 2007 included a net loss of $215,000 on the sale of $17.2 million of government-sponsored enterprise securities, as a result of a repositioning of the Company's investment portfolio to benefit from the steeper yield curve. The proceeds were reinvested into longer-term and higher-yielding mortgage-backed securities. For the nine months ended September 30, 2007, the increase of $390,000 on the sale of available for sale securities included a gain of $321,000 from the sale of marketable equity securities during the first quarter.

Noninterest expenses increased for both the three and nine months ended September 30, 2007 compared to the same periods in 2006, primarily due to increased operating costs associated with the expansion of branch offices and other noninterest expenses. New branch offices resulted in higher

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occupancy and equipment expense relative to additional operating lease payments, depreciation expense and other occupancy-related expenses. Compensation costs were higher in 2007 due to increased staffing levels associated with new branch offices, offset by a reduction in performance-based compensation which included lower loan origination commissions resulting from a decline in new loan volume. An increase in the provision for credit losses for off-balance sheet commitments contributed to the increase in other noninterest expenses for 2007. Outside professional services expense was higher for the nine months ended September 30, 2007 due to the termination of the agreement to purchase a mortgage company during the first quarter, resulting in a charge to operations for purchase-related transaction costs associated with the termination, offset by a reduction in auditing expenditures.

Total assets grew $8.4 million, or 1.1%, to $765.5 million at September 30, 2007 from $757.0 million at December 31, 2006. Contributing to the increase in assets were increases of $10.4 million in net loans receivable, $6.9 million in available for sale securities, $850,000 in other real estate owned and $825,000 in premises and equipment, offset by decreases of $10.2 million in cash and cash equivalents, $603,000 in other assets and $374,000 in accrued interest receivable. The increase in net loans receivable included an increase in residential and commercial mortgage loans, offset by a decrease in consumer loans resulting from the disposition of the indirect automobile loan portfolio during the second quarter of 2007. Available for sale securities increased as a result of purchases of predominately mortgage-backed securities with longer-term maturities with proceeds from the sale of government-sponsored enterprise securities. Other real estate owned represents a commercial real estate property with a net realizable value of $850,000. The primary increase in premises and equipment was attributable to fixed assets associated with the Bank's new branch in East Hampton, Connecticut. The decrease in other assets resulted from the write-off of purchase-related transaction costs associated with the termination of the mortgage company purchase and the settlement of other receivables, offset by an increase in prepaid expenses associated with bank insurance premiums. Accrued interest receivable decreased as a result of commercial loan payments and the reversal of interest related to nonperforming loans and the indirect automobile loan portfolio.

Total liabilities were $683.1 million at September 30, 2007 compared to $674.7 million at December 31, 2006. Deposits increased $6.5 million, or 1.2%, which included an increase in predominately NOW and money market and certificate of deposit accounts of $10.6 million and $4.6 million, respectively, offset by a decrease of $6.8 million in savings accounts and $1.9 million in demand deposits during 2007. Deposits increased as a result of branch expansion and attractive promotional rates. Borrowings increased from $127.4 million at December 31, 2006 to $131.0 million at September 30, 2007, resulting from an increase of $10.8 million in Federal Home Loan Bank advances, offset by the redemption of $7.2 million of debentures in April 2007 with a portion of the proceeds from the $8.0 million trust preferred securities offering in September 2006.

Total stockholders' equity remained at $82.4 million as of September 30, 2007, reflecting earnings of $954,000, a decrease in net unrealized holding losses on available for sale securities aggregating $663,000 (net of taxes) and the amortization of equity awards of $585,000, offset by stock repurchases of 185,820 shares at a cost of $2.0 million and dividends of $558,000.

Earlier this month, the Company announced the purchase of an existing branch in Colchester, Connecticut, which is expected to close by the end of 2007. "This purchase will increase deposit levels by approximately $20.0 million. Combined with the opening of our new branch office in East Hampton, Connecticut in August 2007, the Colchester branch will complement our existing offices in Hebron and Lebanon, Connecticut and enable us to better serve our customers," commented Rheo A. Brouillard, President and Chief Executive Officer.

As previously announced, the Company declared a cash dividend of $0.04 per outstanding common share on September 19, 2007, which will be paid on October 26, 2007 to shareholders of record as of October 5, 2007. SI Bancorp, MHC, the Company's mutual holding company parent, waived receipt of its dividend.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty offices, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.
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================================================================================

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, THE ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, THE ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING THE SECTION ENTITLED "RISK FACTORS," AND QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED SEPTEMBER 30, 2006, MARCH 31, 2007 AND JUNE 30, 2007 ON FILE WITH THE SEC, THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.


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


SELECTED FINANCIAL CONDITION DATA:

-----------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                                      September 30,          December 31,
                                                                            2007                 2006
-----------------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                             $   12,912            $   14,984
Interest-bearing cash and cash equivalents                                   3,031                11,124
Investment securities                                                      133,454               126,168
Loans held for sale                                                            524                   135
Loans receivable, net                                                      584,537               574,111
Cash surrender value of life insurance                                       8,335                 8,116
Other assets                                                                22,675                22,399
                                                                        ----------------------------------

            Total assets                                                $  765,468            $  757,037
                                                                        ==================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                           $  545,144            $  538,676
     Borrowings                                                            130,958               127,421
     Other liabilities                                                       6,985                 8,554
                                                                        ----------------------------------
         Total liabilities                                                 683,087               674,651
                                                                        ----------------------------------
Stockholders' equity                                                        82,381                82,386
                                                                        ----------------------------------
         Total liabilities and stockholders' equity                     $  765,468            $  757,037
                                                                        ==================================

SELECTED OPERATING DATA:

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(DOLLARS IN THOUSANDS / UNAUDITED)                   Three Months Ended             Nine Months Ended
                                                       September 30,                  September 30,
                                                       -------------                  -------------
                                                     2007            2006            2007           2006
-----------------------------------------------------------------------------------------------------------
Interest and dividend income                      $  10,992        $  10,308      $  32,190      $  30,227
Interest expense                                      5,480            4,796         16,053         13,065
                                                  ---------------------------------------------------------
     Net interest and dividend income                 5,512            5,512         16,137         17,162
                                                  ---------------------------------------------------------

Provision for loan losses                               520              141            740            546
                                                  ---------------------------------------------------------
Net interest and dividend income
     after provision for loan losses                  4,992            5,371         15,397         16,616

Noninterest income                                    2,199            1,972          6,935          6,101
Noninterest expenses                                  7,037            6,557         21,028         19,616
                                                  ---------------------------------------------------------
Income before provision for income taxes                154              786          1,304          3,101

Provision for income taxes                               26              229            350            992
                                                  ---------------------------------------------------------
Net income                                        $     128        $     557      $     954      $   2,109
                                                  =========================================================
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


SELECTED OPERATING DATA - CONTINUED:

-----------------------------------------------------------------------------------------------------------
                                                    Three Months Ended             Nine Months Ended
(UNAUDITED)                                            September 30,                  September 30,
                                                       -------------                  -------------
                                                     2007            2006            2007           2006
-----------------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                        $      0.01     $      0.05    $      0.08     $       0.18
     Diluted                                      $      0.01     $      0.05    $      0.08     $       0.18

Weighted-average common shares outstanding:
     Basic                                         11,760,714      11,789,022     11,798,489       11,799,255
     Diluted                                       11,782,089      11,820,206     11,850,243       11,840,744


SELECTED FINANCIAL RATIOS:

-------------------------------------------------------------------------------------------------------------------
                                                                  At or For the              At or For the
(DOLLARS IN THOUSAND / UNAUDITED)                              Three Months Ended          Nine Months Ended
                                                                  September 30,              September 30,
                                                                  -------------              -------------
                                                                 2007         2006          2007          2006
-------------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                         0.07  %      0.30  %        0.17  %      0.39  %
Return on average equity                                         0.61         2.74           1.54         3.51
Interest rate spread                                             2.51         2.66           2.49         2.92
Net interest margin                                              3.03         3.13           3.00         3.35
Efficiency ratio (2)                                            88.78        85.65          91.56        83.31

ASSET QUALITY RATIOS:
Allowance for loan losses                                                                 $ 4,934      $ 4,187
Allowance for loan losses as a percent of total loans                                        0.84  %      0.73  %
Allowance for loan losses as a percent of
     nonperforming loans                                                                   143.39       463.68
Nonperforming loans                                                                       $ 3,441      $   903
Nonperforming loans as a percent of total loans                                              0.58  %      0.16  %
Nonperforming assets (3)                                                                  $ 4,291      $   903
Nonperforming assets as a percent of total assets                                            0.56  %      0.12  %

(1)  Quarterly ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities.
(3)  Nonperforming assets consist of nonperforming loans and real estate owned.

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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509